UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	August 1, 2016

              The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

  (414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 1, 2016, the Corporate Governance and Nominating Committee of the Board of Directors of The Marcus Corporation (the “Company”) approved amendments to The Marcus Corporation Code of Conduct (the “Code of Conduct”) effective August 1, 2016. The Code of Conduct applies to all employees, including executive officers and directors, of the Company. The substantive amendments to the Code of Conduct consist of updates or enhancements to the following subject areas: “Concerning Customers” and “Concerning Fellow Associates.”

The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct filed herewith as Exhibit 14.1 and incorporated herein by reference. Additionally, the current version of the Code of Conduct is, and future versions once effective will be, available under the “Governance” section of the Company’s website, www.marcuscorp.com.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(14.1)	The Marcus Corporation Code Of Conduct, as amended August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: August 3, 2016	By:	/s/ Thomas F. Kissinger
Thomas F. Kissinger
Senior Executive Vice President, General Counsel and Secretary

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(14.1)	The Marcus Corporation Code Of Conduct, as amended August 1, 2016.